
                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

           TENDER OF 10% SENIOR SUBORDINATED NOTES DUE 2007, SERIES A
                                IN EXCHANGE FOR
                10% SENIOR SUBORDINATED NOTES DUE 2007, SERIES B
                          ALLIANCE GAMING CORPORATION

     This form, or one substantially equivalent hereto, must be used by a Holder to accept the Exchange Offer of Alliance Gaming Corporation, a Nevada
corporation (the "Company"), to tender 10% Senior Subordinated Notes due 2007,
Series A (the "Existing Notes") to the Exchange Agent pursuant to the guaranteed delivery procedures described in "The Exchange Offer--Guaranteed Delivery
Procedures" in the Company's Prospectus, dated               , 1997 (the
"Prospectus") and in Instruction 2 to the related Letter of Transmittal. Any
Holder who wishes to tender Existing Notes pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of
Guaranteed Delivery prior to the Expiration Date (as defined below) of the
Exchange Offer. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
       ON                , 1997, UNLESS EXTENDED (THE "EXPIRATION DATE").
              EXISTING NOTES TENDERED IN THE EXCHANGE OFFER MAY BE
              WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

                 The Exchange Agent for the Exchange Offer is:
                    United States Trust Company of New York

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                   By Mail:                                   By Facsimile:
   United States Trust Company of New York                    (212) 780-0592
                 P.O. Box 843                        (For Eligible Institutions Only)
                Cooper Station
              New York, NY 10276
     Attention: Corporate Trust Services

           By Overnight Courier or
           By Hand after 4:30 p.m.:                       By Hand to 4:30 p.m.:
   United States Trust Company of New York       United States Trust Company of New York
           770 Broadway, 13th Floor                            111 Broadway
             New York, N.Y. 10003                          New York, N.Y. 10006
         Attention: Corporation Trust             Attention: Lower Level Corporate Trust

                             For Information Call:
                                 (800) 548-6565
                            ------------------------
     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL FOR GUARANTEE OF SIGNATURES.

LADIES AND GENTLEMEN:

     The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Existing Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 2 of the Letter of Transmittal.

        THE UNDERSIGNED HEREBY TENDERS THE EXISTING NOTES LISTED BELOW:

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   CERTIFICATE NUMBER(S) (IF KNOWN) OF EXISTING NOTES OR         AGGREGATE PRINCIPAL            AGGREGATE PRINCIPAL
          ACCOUNT NUMBER AT THE BOOK-ENTRY FACILITY               AMOUNT REPRESENTED              AMOUNT TENDERED
----------------------------------------------------------- ------------------------------ ------------------------------

The Book-Entry Transfer Facility Account Number
(if the Existing Notes will be tendered by book-entry transfer):

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                            PLEASE SIGN AND COMPLETE

Signature(s) of Registered Holder(s) or

Authorized Signatory:
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Name(s) of Registered Holder(s):
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Address:
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Area Code and Telephone No.
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Date:
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     This Notice of Guaranteed Delivery must be signed by the Holder(s) exactly as their name(s) appear on certificates for Existing Notes or on a security position listing as the owner of Existing Notes, or by person(s) authorized to become Holder(s) by endorsements and documents transmitted with this Notice of
Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):

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Capacity:

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Address(es):

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

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof), together with the Existing Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Existing
Notes into the Exchange Agent's account at the Book-Entry Transfer Facility described in the Prospectus under the caption "The Exchange Offer -- Guaranteed
Delivery Procedures" and in the Letter of Transmittal) and any other required documents, all by 5:00 p.m., New York City time, within three (3) New York Stock
Exchange trading days following the Expiration Date.

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Name of Firm:                                              ---------------------------------------------
-------------------------------------------------                       (AUTHORIZED SIGNATURE)
Address:                                                   Name:
------------------------------------------------------     ---------------------------------------------
         (INCLUDE ZIP CODE)                                Title:
Area Code and Tel. Number:                                 ---------------------------------------------
---------------------------------                                       (PLEASE TYPE OR PRINT)

------------------------------------------------------        Date: ------------------------------, 1997
  DO NOT SEND EXISTING NOTES WITH THIS FORM. ACTUAL SURRENDER OF EXISTING NOTES MUST BE MADE PURSUANT
  TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER
  REQUIRED DOCUMENTS.

                 INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

     1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the Holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the Holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the Letter of Transmittal.

     2. Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered Holder(s) of the Existing Notes referred to herein, the signature must correspond with the name(s) written on the face of the Existing Notes without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of the Existing Notes, the signature must correspond with the name shown on the security position listing as the owner of the Existing Notes.

     If this Notice of Guaranteed Delivery is signed by a person other than the registered Holder(s) of any Existing Notes listed or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered Holder(s) appears on the Existing Notes or signed as the name of the participant shown on the Book-Entry Transfer Facility's security position listing.

     If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to the Company of such person's authority to so act.

     3. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.